Exhibit 10.1

June 24, 2008

Gilbert V. Levin
M. Karen Levin

3180 Harness Creek Road

Annapolis, Maryland 21401

Dear Gil and Karen:

This letter will evidence the agreements we discussed previously.

We have agreed to confirm and clarify our prior agreements set forth in the G.V. Levin Exit Agreement (March 2004) and the Exit Agreement For M. Karen Levin (November 2005). Accordingly, the following provisions supersede the prior exit agreements:

1.          Karen has retired as an employee of Spherix as of January 4, 2006. Gil will retire as an employee of Spherix effective as of August 14, 2008.

2.          Each of Gil and Karen will be provided lifetime payments of $12,500 each quarter following their respective retirements.

3.          Each of Gil and Karen have Consulting Agreements with Spherix which will remain in full force and effect.

4.          All prior stock options and awards will remain unchanged.

5.          Through August 13, 2011, Gil and Karen will continue to be provided suitable office space at Spherix’s headquarters office upon providing prior notice of the need to use such space.

6.          Through August 13, 2011, Gil and Karen will be provided appropriate secretarial assistance upon providing prior notice of the need for such assistance.

7.          Gil and Karen have been provided cell phones and computers for their home offices, and Spherix will continue to supply these and support them until August 13, 2011.

8.          Spherix will make lump sum service award payments of $15,000 to each of Gil and Karen upon Gil’s retirement in August 2008.

9.          Spherix will defend Gil and Karen from all lawsuits filed resulting from legitimate actions taken by him or her on behalf of Spherix.

10.        Spherix confirms its Resolution of February 19, 1998 concerning long-term care insurance and health insurance for Gil and Karen.

6430 Rockledge Drive, #503
Westmoreland Building
Bethesda, MD 20817
Tel.: (301) 897-2540
Fax: (301) 897-2567
www.spherlx.com

11.        Gil has been given full title to all Spherix files on the Viking Mission to Mars, the files on the life detection methods he developed, and We to the related developmental instruments.

12.        Gil has been granted title to the watercolor painting by Willard Bond that previously hung in his office.

13.        The above supersedes and replaces all previous agreements concerning Spherix’s obligations to Gil and Karen concerning their employment, including but not limited to employment and retirement plan agreements as well as the above described exit agreements.

14.        As is the case with respect to other members of the Board of Directors of Spherix, Gil and Karen will not make statements regarding Spherix to government agencies, investment institutions and the press/extemal news agencies as Spherix management will continue to be responsible for these matters.

Please sign and return this letter evidencing your agreement with the foregoing. Sincerely,

/s/ Robert J. Vander Zanden
Robert J. Vander Zanden, on behalf of the remainder of the Board of Directors of Spherix Incorporated

AGREED:

/s/ Gilbert V. Levin
Gilbert V. Levin

/s/ M. Karen Levin
M. Karen Levin

Spherix Incorporated
12051 Indian Creek Court, Beltsville, Maryland 20705
Tel.: +1 301 419 3900 • Fax: +1 301 210 4908